UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2007

Commission File Number 000-31395

VillageEDOCS, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	33-0668917
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1401 N. TUSTIN AVE, STE 230, SANTA ANA, CA	92705
(Address of principal executive offices)	(Zip Code)

(714) 734-1030

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.01 Acquisition - Disposition of Assets

Item 2.05 Costs Associated with Exit or Disposal Activities

On December 12, 2007, VillageEDOCS, Inc. (the "Company") filed a Current Report on Form 8-K disclosing that it had sold substantially all of the assets of one of its wholly owned subsidiaries, Phoenix Forms, Inc, dba Resolutions to DocPath Corp. for $970,000 in cash, plus the return of 10 million warrants with an exercise price of $0.15 per share.  The warrants were originally issued to Alexander Riess and William Falcon as consideration in the acquisition of Phoenix Forms, Inc. by VillageEDOCS, Inc. in April 2005.

The Company's Board of Directors approved the disposal of the assets on December 7, 2007 as part of a strategy to reduce debt and focus on growth at the remaining business units and growth by acquisition.  The Company used $845,004.94 of the proceeds from the asset sale to retire a commercial note with SunTrust Bank on December 11, 2007.

The purchaser assumed substantially all of the employment agreements of Phoenix Forms, Inc., its office lease, accounts payable, and certain other accrued liabilities and contracts as stipulated by the Assets Purchase Agreement.  Accordingly, the Company does not expect to incur significant pre-tax cash expenditures in connection with the disposal.  The Company does anticipate that a significant portion of the total costs associated with the disposal of the assets will be related to undetermined asset impairment charges.  A significant portion of these costs are currently expected to be recorded in the Company's operating results for the quarter ended December 31, 2007.

To the extent required by applicable rules, the Company will file one or more amendments to this Current Report on Form 8-K as estimates of related costs and charges are finalized.

Item 2.06 Material Impairments

The Company currently expects that a significant portion of the total costs associated with the disposal of the assets will be related to asset impairment charges.  The Company will perform an impairment assessment.  Assets that are determined to be impaired will be written down to fair value.  At this time, the Company is unable to make a final determination of the estimated impairment charges.  The impairment charges ultimately recorded are not expected to result in material future cash expenditures.

To the extent required by applicable rules, the Company will file one or more amendments to this Current Report on Form 8-K as estimates of related costs and charges are finalized.

Item 8.01               Other Events.

On December 11, 2007, VillageEDOCS, Inc. paid $845,004.94 to SunTrust Bank in full satisfaction of a commercial note issued in connection with its $1,000,000 revolving line of credit.  The line of credit matured on December 12, 2007 and the Company did not elect to renew it.  The Company elected to pay the commercial note in full from available cash in lieu of converting the line of credit to a non-revolving term loan.

Limitation on Incorporation by Reference

The information in this Report furnished pursuant to Item 8.01 shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933, as amended, if such subsequent filing references this Item 8.01 of this Form 8-K.  The information set forth in Item 8.01 of this report shall not deemed an admission as to the materiality of any information in this report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)     Exhibits

Exhibit number	Description
-------------------	---------------------------------------------------------------
2.1

Assets Purchase Agreement dated December 10, 2007 by and between Phoenix Forms, Inc. and DocPath Corp.  Previously filed as Exhibit 2.1 to the Company's Current Report on Form 8-K dated December 11, 2007.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:      December 12, 2007                                                        VILLAGEEDOCS

                                                                                          By:  /s/   Michael A. Richard

                                                                                          Print Name:  Michael A. Richard

                                                                                          Title:  Chief Financial Officer